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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of INRAD, Inc. of our report dated March 15, 1996, which appears on page F-3 of this Annual Report on Form 10-K of INRAD, Inc. for the year ended December 31, 1997.


PRICE WATERHOUSE LLP

Morristown, New Jersey
March 23, 1998